                                                                     EXHIBIT 4.3
                                                                     -----------

                           FORM OF WARRANT AGREEMENT
                           -------------------------

     AGREEMENT, dated as of August __, 1997, by and among CATALYTICA, INC., a Delaware corporation (the "Corporation"), and CHASEMELLON SHAREHOLDER SERVICES, L.L.P., a New Jersey L.L.P., as Warrant Agent (the "Warrant Agent").

                              W I T N E S S E T H
                              -------------------

     WHEREAS, the Corporation has declared a dividend in the form of a warrant to be exercisable for the period from the issuance thereof (the "Initial Warrant Exercise Date") until October 31, 1997, to purchase one share of the Corporation's Common Stock at $4.00 per share (the "Warrant Price") for every three shares of Common Stock held by a stockholder on August __, 1997; and

     WHEREAS, the Corporation has filed with the Securities Exchange Commission a Registration Statement, No. 333-32507 on Form S-3 ("Registration Statement") for the registration, under the Securities Act of 1933, as amended, of among others, the Warrants and the Common Stock issuable exercise of the Warrants; and

     WHEREAS, the Corporation desires the Warrant Agent to act on behalf of the Corporation, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, and exchange of the Warrants, the issuance of certificates representing the Warrants, the exercise of the Warrants, and the rights of the holders thereof; and

     WHEREAS, all acts and things have been done and performed which are necessary to make the Warrants, when executed on behalf of the Corporation and countersigned by or on behalf of the Warrant Agent, as provided herein, the valid, binding and legal obligations of the Corporation, and to authorize the execution and delivery of this Agreement;

     NOW THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth and for the purpose of defining the terms and provisions of the Warrants and the certificates representing the Warrants and the respective rights and obligations thereunder of the Corporation, the holders of certificates representing the Warrants and the Warrant Agent, the Parties hereto agree as follows:

     SECTION 1. Definitions. As used herein, the following terms shall have the
                -----------
following meanings, unless the context shall otherwise require:

     (a) "Common Stock" shall mean the authorized 120,000,000 shares of $0.001 par value per share Common Stock of the Corporation.

     (b) "Corporate Office" shall mean the office of the Warrant Agent (or its successor) at which at any particular time its principal business shall be administered, which office is located on the date hereof at 50 California Street, 10th Floor, San Francisco, California.

     (c) "Exercise Date" shall mean, as to any Warrant, the date on which the Warrant Agent shall have received both (a) the Warrant Certificate representing such Warrant, with the Election to Purchase Form thereon duly executed by the Registered Holder thereof or his attorney duly authorized in writing, and (b) payment in cash, by wire transfer or by official bank or certified check made payable to the Warrant Agent, of an amount in lawful money of the United States of America equal to the applicable Warrant Price.

     (d) "Initial Warrant Exercise Date" shall mean, as to each Warrant, __________, 1997.

     (e) "Registered Holder" shall mean the person in whose name any certificate representing a Warrant or Warrants shall be registered on the books maintained by the Warrant Agent pursuant to Section 6.

     (f) "Transfer Agent" shall mean ChaseMellon Shareholder Services, L.L.P. as the Corporation's transfer agent, or its authorized successor, as such.

     (g) "Warrant Expiration Date" shall mean 5:00 p.m. (New York time) on October 31, 1997; provided that if such date shall in the State of California be a holiday or a day on which banks are authorized to close, then 5:00 pm. (Pacific time) on the next following day which in the State of California is not a holiday or a day on which banks are authorized to close. Upon notice to all Registered Holders, the Corporation shall have the right to extend the Warrant Expiration Date.

     (h) "Warrant Price" shall mean the price to be paid upon exercise of each Warrant in accordance with the terms hereof, which price shall be $4.00 during the period commencing August ___, 1997 and ending at 5:00 p.m. New York Time on October 31, 1997, subject to adjustment from time to time pursuant to the provisions of Section 8 hereof, and subject to the Corporation's right to reduce the Warrant Price upon notice to all Registered Holders.


SECTION 2. Warrants and Issuance of Warrant Certificates.
           ---------------------------------------------

     (a) Each Warrant shall initially entitle the Registered Holder of the Warrant Certificate representing such Warrant to purchase one share of Common Stock upon the exercise thereof, in accordance with the terms hereof, subject to modification and adjustment as provided in Section 8.

     (b) From time to time, up to the Warrant Expiration Date, the Transfer Agent shall countersign and deliver stock certificates in required whole number denominations upon the exercise of Warrants in accordance with this Agreement.

     (c) From time to time, up to the Warrant Expiration Date, the Warrant Agent shall countersign and deliver Warrant Certificates in required whole number denominations to the Persons entitled thereto in connection with any transfer or exchange permitted under this Agreement; provided that no Warrant Certificates shall be issued except (i) those initially issued hereunder, (ii)

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

those issued on or after the Initial Warrant Exercise Date, upon the exercise of fewer than all Warrants represented by any Warrant Certificate, to evidence any unexercised Warrants held by the exercising Registered Holder, (iii) those issued upon any transfer or exchange pursuant to Section 6; (iv) those issued in replacement of lost, stolen, destroyed or mutilated Warrant Certificates pursuant to Section 7; and (v) at the option of the Corporation, in such form as may be approved by its Board of Directors, to reflect any adjustment or change in the Warrant Price or the number of shares of Common Stock purchasable upon exercise of the Warrants made pursuant to Section 8 hereof.


     SECTION 3. Form and Execution of Warrant Certificates.
                ------------------------------------------

     (a) The Warrant Certificates shall be substantially in the form annexed hereto as Exhibit A and may have such letters, numbers or other marks of identification or designation and such legends, summaries or endorsements printed, lithographed or engraved thereon as the Corporation may deem appropriate and as are not inconsistent with the provisions of this Agreement or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Warrants may be listed, or to conform to usage. The Warrant Certificates shall be dated the date of issuance thereof (whether upon initial issuance, transfer, exchange at in lieu of mutilated, lost, stolen, or destroyed Warrant Certificates) and issued in registered form. Warrants shall be numbered serially with the letter W on the Warrants.

     (b) Warrant Certificates shall be executed on behalf of the Corporation by its Chairman of the Board, President or any Vice President and by its Secretary or an Assistant Secretary, by manual signatures or by facsimile signatures printed thereon, and shall have imprinted thereon a facsimile of the Corporation's seal. Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Corporation who shall have signed any of the Warrant Certificates shall cease to be such officer of the Corporation before the date of issuance of the Warrant Certificates or before countersignature by the Warrant Agent and issue and delivery thereof, such Warrant Certificates may nevertheless be countersigned by the Warrant Agent, issued and delivered with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be such Officer of the Corporation. After countersignature by the Warrant Agent, Warrant Certificates shall be delivered by the Warrant Agent to the Registered Holder without further action by the Corporation, except as otherwise provided by Section 4(a) hereof.

     SECTION 4. Exercise.
                --------

     (a) Each Warrant may be exercised by the Registered Holder thereof at any time on or after the Initial Warrant Exercise Date, but not after the Warrant Expiration Date, upon the terms and subject to the conditions set forth herein and in the applicable Warrant Certificate. A Warrant shall be deemed to have been exercised immediately prior to the close of business on the Exercise Date and the person entitled to receive the securities deliverable upon such exercise shall be treated for all purposes as the holder upon exercise thereof as of the close at business on the Exercise Date. As soon as practicable on or after the Exercise Date the Warrant Agent shall deposit the proceeds received from the exercise of a Warrant and shall notify the Corporation in writing of the exercise of such Warrant. Promptly following, and in any event within five days after the date of such notice from the Warrant Agent, the Warrant Agent, on behalf of the Corporation, shall cause to be issued and delivered by the Transfer Agent, to the person or persons entitled to receive the same, a certificate or certificates for the securities deliverable upon such exercise, (plus a warrant Certificate for any remaining unexercised Warrants of the Registered Holder) unless prior to the date of issuance of such certificates the Corporation shall instruct the Warrant Agent to refrain from causing such issuance of certificates pending clearance of checks received in payment of the Warrant Price pursuant to such Warrants. Upon the exercise of any Warrant and clearance of the funds received, the Warrant Agent shall promptly, and in no event later than three business days following the day in which the funds clear, remit the payment received for the Warrant to the Corporation or as the Corporation may direct in writing.

     SECTION 5. Reservation of Shares; Registration of Warrants; Listing of
                -----------------------------------------------------------
                Securities Payment of Taxes; etc.
                --------------------------------

     (a) The Corporation covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon exercise of Warrants, such number of shares of Common Stock as shall then be issuable upon the exercise of all outstanding Warrants. The Corporation covenants that all shares of Common Stock which shall be issuable upon exercise of the Warrants shall, at the time of issuance and delivery against payment therefor of the requisite Warrant Price, be duly and validly issued, fully paid, nonassessable and free from all taxes liens and charges with respect to the issue thereof (other than those which the Corporation shall promptly pay or discharge) and that upon issuance such shares shall be listed on each national securities exchange, if any, on which the other shares of outstanding Common Stock of the Corporation are then listed.

     (b) The Corporation covenants that if the issuance of any Warrants hereunder require registration with, or approval of, any governmental authority under any federal securities law before such Warrants may be validly delivered upon such issuance, then the Corporation will in good faith and as expeditiously as reasonably possible, endeavor to secure such registration or approval. The Corporation will use reasonable efforts to obtain appropriate approvals or registrations with respect to such Warrants under the "blue sky" securities laws of those states with respect to which the Corporation obtained a qualification in connection with its offering.

     (c) The Corporation covenants that if any securities to be reserved for the purpose of exercise of Warrants hereunder require registration with, or approval of, any governmental authority under any federal securities law before such securities may be validly issued or delivered upon such exercise, then the Corporation will in good faith and as expeditiously as reasonably possible, endeavor to secure such registration or approval. The Corporation will use reasonable efforts to obtain appropriate approvals or registrations with respect to such securities under the "blue sky" securities laws of those states with respect to which the Corporation obtained a qualification in connection with its offering. However, Warrants may not be exercised or sold by, or shares of Common Stock issued to, any Registered Holder in any state in which such exercise or sale would be unlawful.

     (d) The Corporation shall pay all documentary, stamp or similar taxes and other governmental charges that may be imposed with respect to the issuance of Warrants, or the issuance or delivery of any shares upon exercise of the Warrants; provided, however, that if the shares of Common Stock are to be delivered in a name other than the name of the Registered Holder of the Warrant Certificate representing any Warrant being exercised, then no such delivery shall be made unless the person requesting the same has paid to the Warrant Agent the amount of transfer taxes or charges incident thereto, if any.

     (e) The Warrant Agent is hereby irrevocably authorized to requisition the Corporation's Transfer Agent from time to time for certificates representing shares of Common Stock required upon exercise of the Warrants, and the Corporation will authorize the Transfer Agent to comply with all such proper requisitions. The Corporation will file with the Warrant Agent a statement setting forth the name and address of the Transfer Agent of the Corporation for shares of Common Stock issuable upon exercise of the Warrants, unless the Warrant Agent and the Transfer Agent are the same entity.

     SECTION 6. Exchange and Registration of Transfer.
                -------------------------------------

     (a) Warrant Certificates may be exchanged for other Warrant Certificates representing an equal aggregate number of Warrants of the same class or may be transferred in whole or in part. Warrant Certificates to be exchanged shall be surrendered to the Warrant Agent at its Corporate Office, and upon satisfaction of the terms and provisions hereof, the Corporation shall execute and the Warrant Agent shall countersign, issue and deliver in exchange therefor the Warrant Certificate or Certificates which the Registered Holder making the exchange shall be entitled to receive.

     (b) The Warrant Agent shall keep at its office books in which, subject to such reasonable regulations as it may prescribe, it shall register Warrant Certificates and the transfer thereof in accordance with its regular practice. Upon due presentment for registration of transfer of any Warrant Certificate at such office, the Corporation shall execute and the Warrant Agent shall issue and deliver to the transferee or transferees a new Warrant Certificate or Certificates representing an equal aggregate number of Warrants of the same class.

     (c) With respect to all Warrant Certificates presented for registration of transfer, or for exchange or exercise, the subscription form on the reverse thereof shall be duly endorsed, or be accompanied by a written instrument or instruments of transfer and subscription, in form satisfactory to the Corporation and the Warrant Agent, duly executed by the Registered Holder or his attorney-in-fact duly authorized in writing.

     (d) A service charge may be imposed by the Warrant Agent against a Registered Holder for any exchange or registration of transfer of Warrant Certificates. In addition, the Corporation may require payment by such holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

     (e) All Warrant Certificates surrendered for exercise or for exchange in case of mutilated Warrant Certificates shall be promptly canceled by the Warrant Agent and thereafter retained by the Warrant Agent until termination of this Agreement or resignation as Warrant Agent, or disposed of or destroyed, at the direction of the Corporation.

     (f) Prior to due presentment for registration of transfer thereof, the Corporation and the Warrant Agent may deem and treat the Registered Holder of any Warrant Certificate as the absolute owner thereof and of each Warrant represented thereby (notwithstanding any notations of ownership or writing thereon made by anyone other than a duly authorized officer of the Corporation or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary.

     SECTION 7. Loss or Mutilation.  Upon receipt by the Corporation and the
                ------------------
Warrant Agent of evidence satisfactory to them of the ownership of and loss, theft, destruction or mutilation of any Warrant Certificate and (in case of loss, theft or destruction) of indemnity satisfactory to them, and (in the case of mutilation) upon surrender and cancellation thereof, the Corporation shall execute and the Warrant Agent shall (in the absence of notice to the Corporation and/or Warrant Agent that the Warrant Certificate has been acquired by a bonafide purchaser) countersign and deliver to the Registered Holder in lieu thereof a new Warrant Certificate of like tenor representing an equal aggregate number of Warrants. Applicants for a substitute Warrant Certificate shall comply with such other reasonable regulations, provide such reasonable indemnification and pay such other reasonable charges as the Warrant Agent or the Corporation may prescribe.

     SECTION 8. Adjustment of Exercise Price and Number of Shares of Common
                -----------------------------------------------------------
                Stock or Warrants.
                -----------------

     (a) Subject to the exceptions referred to in Section 8(g) below, in the event the Corporation shall, at any time or from time to time after the date hereof, issue any shares of Common Stock as a stock dividend to the holders of Common Stock, or subdivide or combine the outstanding shares of Common Stock into a greater or lesser number of shares (any such sale, issuance, subdivision or combination being herein called a "Change of Shares"), then, and thereafter upon each further Change of Shares, the applicable Warrant Price in effect immediately prior to such Change of Shares shall be changed to a price (including any applicable fraction of a cent) determined by multiplying the Warrant Price in effect immediately prior thereto by a fraction, the numerator of which shall be the sum of (a) the total number of shares of Common Stock outstanding immediately prior to such Change of Shares and (b) the number of shares of Common Stock which the aggregate consideration received by the Corporation upon such sale, issuance, subdivision or combination (determined in accordance with subsection (e) below) could have purchased at the then current

Warrant Price, and the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such Change of Shares.

     Upon each adjustment of the applicable Warrant Price Pursuant to this
Section 8, the total number of shares of Common Stock purchasable upon the exercise of each Warrant shall (subject to the provisions contained in Section 8(b) hereof) be such number of shares (calculated to the nearest hundredth) purchasable at the applicable Warrant Price immediately prior to such adjustment multiplied by a fraction, the numerator of which shall be the applicable Warrant Price in effect immediately prior to such adjustment and the denominator of which shall be the applicable Warrant Price in effect immediately after such adjustment.

     (b) In case of any reclassification or capital reorganization of outstanding shares of Common Stock, or in case of any consolidation or merger of the Corporation with or into another corporation (other than a consolidation or merger in which the Corporation is the continuing corporation and which does not result in any reclassification or capital reorganization of outstanding shares of Common Stock) , or in case of any sale or conveyance to another corporation of the property of the Corporation as, or substantially as, an entirety (other than a sale/leaseback, mortgage or other financing transaction) , the Corporation shall cause effective provision to be made so that each holder of a Warrant then outstanding shall, in substitution for all rights theretofore represented by such Warrant, have the right thereafter, by exercising such Warrant, to purchase the kind and number of shares of stock or other securities or property (including cash) receivable upon such reclassification or capital reorganization, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock that might have been purchased upon exercise of such Warrant, immediately prior to such reclassification or capital reorganization, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 8. The foregoing provisions shall similarly apply to successive reclassifications or capital reorganizations of outstanding shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

     (c) Irrespective of any adjustments or changes in the Warrant Price or the number of shares of Common Stock purchasable upon exercise of the Warrants, the Warrant Certificates theretofore and thereafter issued shall, unless the Corporation shall exercise its option to issue new Warrant Certificates pursuant to Section 2(c) hereof, continue to express the applicable Warrant Price per share and the number of shares purchasable thereunder as were expressed in the Warrant Certificates when the same were originally issued.

     (d) After each adjustment of the Warrant Price pursuant to this Section 8, the Corporation will promptly prepare a certificate signed by the Chairman or President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, of the Corporation setting forth: (i) the applicable Warrant Price as so adjusted, (ii) the number of shares of Common Stock purchasable upon exercise of each Warrant after such adjustment, and, if the Corporation shall have elected to adjust the number of Warrants, the number of Warrants to which the registered holder of each warrant shall then be entitled, and (iii) a brief statement of the facts accounting for such adjustment. The Corporation will promptly file such certificate with the Warrant Agent and cause a brief summary thereof to be sent by ordinary first class mail to each Registered Holder of Warrants at his last address as it shall appear on the registry books of the Warrant Agent. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity thereof. The affidavit of an officer of the Warrant Agent or the Secretary or an Assistant Secretary of the Corporation that such notice has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

     (e)  For purposes of Section 8(a) and 8(b) hereof, the following provisions
(A) and (B) shall also be applicable;

          (A) The number of shares of Common Stock outstanding at any given time shall include shares of Common Stock owned or held by or for the account of the Corporation and the sale or issuance of such treasury shares or the distribution of any such treasury shares shall not be considered a Change of Shares for purposes of said sections.

          (B) No adjustment of the Warrant Price shall be made unless such adjustment would require an increase or decrease of at least $.01 in such price; provided that any adjustments which by reason of this clause (B) are not required to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment(s) so carried forward, shall require an increase or decrease of at least $.01 in the Warrant Price then in effect hereunder.

     (f) As used in this Section 8, the term "Common Stock" shall mean and include the Corporation's Common Stock authorized on the date of the original issue of the Warrants and shall also include any capital stock of any class of the Corporation thereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary liquidation, dissolution or winding up of the Corporation; provided, however, that the shares issuable upon exercise of the Warrants shall include only shares of such class designated in the Corporation's Certificate of Incorporation as Common Stock on the date of the original issue of the Warrants or (i), in the case of any reclassification, change, consolidation, merger, sale or conveyance of the character referred to in Section 8(c) hereof, the stock, securities or property provided for in such section or (ii), in the case of any reclassification or change in the outstanding shares of Common Stock issuable upon exercise of the Warrants as a result of a subdivision or combination or consisting of a change in par value, or from par value to no par value, or from no par value to par value, such shares of Common Stock as so reclassified or changed.

     (g) Any determination as to whether an adjustment in the Warrant Price in effect hereunder is required pursuant to Section 8, or as to the amount of any such adjustment, if required, shall be binding upon the holders of the Warrants and the Corporation if made in good faith by the Board of Directors of the Corporation.

     SECTION 9. Fractional Warrants and Fractional Shares.
                -----------------------------------------

     (a) If the number of shares of Common Stock purchasable upon the exercise of each Warrant is adjusted pursuant to Section 8 hereof, the Corporation shall nevertheless not be required to issue fractions of shares, upon exercise of the Warrants or otherwise, or to distribute certificates that evidence fractional shares or Warrants to purchase fractional shares. With respect to any fraction of a share called for upon any exercise hereof, the Corporation shall pay to the Registered Holder an amount in cash equal to such fraction multiplied by the current market value of such fractional share, determined as follows:

           (1) If the Common Stock is listed on a National Securities Exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the NASDAQ System, the current value shall be the last reported sale price of the Common Stock on such exchange or system on the last business day prior to the date of exercise of the Warrant or if no such sale is made on such day, the average of the closing bid and asked prices for such day on such exchange or system; or

           (2) If Section 9(a)(1) does not apply, the current value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of the Warrant; or

           (3) If neither Section 9(a)(1) nor Section 9(a)(2) applies, the current value shall be an amount determined in such reasonable manner as may be prescribed by the Board of Directors of the Corporation.

     SECTION 10. Warrant Holders Not Deemed Stockholders.  No holder of Warrants
                 ---------------------------------------
shall, as such, be entitled to vote or to receive dividends or be deemed the holder of Common Stock that may at any time be issuable upon exercise of such Warrants for any purpose whatsoever, nor shall anything contained herein be construed to confer upon the holder of Warrants, as such, any of the rights of a stockholder of the Corporation or any right to vote for, or receive notice as a stockholder in respect of, the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue or reclassification of stock, change of par value or change of stock to no par value, consolidation, merger or conveyance or otherwise) or any other matter, or to receive notice of meetings, or to receive dividends or subscription rights, until such Holder shall have exercised such Warrants and been issued shares of Common Stock in accordance with the provisions hereof.

     SECTION 11. Rights of Action.  All rights of action with respect to this
                 ----------------
Agreement are vested in the respective Registered Holders of the Warrants, and any Registered Holder of a Warrant, without consent of the Warrant Agent or of the holder of any other Warrant, may, in his own behalf and for his own benefit, enforce against the Corporation his right to exercise his Warrants for the purchase of shares of Common Stock in the manner provided in the Warrant Certificates and this Agreement.

     SECTION 12. Agreement of Warrant Holders.  Every holder of a Warrant, by
                 ----------------------------
his acceptance thereof, consents and agrees with the Corporation, the Warrant Agent and every other holder of a Warrant that:

     (a) The Warrants are transferable only on the registry books of the Warrant Agent by the Registered Holder thereof in person or by his attorney duly authorized in writing and only if the Warrant Certificates representing such Warrants are surrendered the office of the Warrant Agent, duly endorsed or accompanied a proper instrument of transfer satisfactory to the Warrant Agent and the Corporation in their sole discretion, together with payment of any applicable transfer taxes; and

     (b) The Corporation and the Warrant Agent may deem and treat the Person in whose name the Warrant Certificate is registered as the holder and as the absolute, true and lawful owner of the Warrants represented thereby for all purposes, and neither the Corporation nor the Warrant Agent shall be affected by any notice or knowledge to the contrary, except as otherwise expressly provided in Section 7 hereof.

     SECTION 13. Cancellation of Warrant Certificates.  If the Corporation shall
                 ------------------------------------
purchase or acquire any Warrant or Warrants, the Warrant Certificate or Warrant Certificates evidencing the same shall thereupon be delivered to the Warrant Agent and canceled by it and retired. The Warrant Agent shall also cancel Warrant Certificates following exercise of any or all of the Warrants represented thereby or delivered to it for transfer, split-up, combination or exchange.

     SECTION 14. Concerning the Warrant Agent.  The Warrant Agent acts hereunder
                 ----------------------------
as agent and in a ministerial capacity for the Corporation, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not, by issuing and delivering Warrant Certificates or by any other act hereunder be deemed to make any representations as to the validity, value or authorization of the Warrant Certificates or the Warrants represented thereby or of any securities or other property delivered upon exercise of any Warrant or whether any stock issued upon exercise of any Warrant is fully paid and nonassessable.

     The Warrant Agent shall not at any time be under any duty or responsibility to any holder of Warrant Certificates to make or cause to be made any adjustment of the Warrant Price provided in this Agreement, or to determine whether any fact exists which may require any such adjustments, or with respect to the nature or extent of any such adjustment, when made, or with respect to the method employed in making the same. It shall not (i) be liable for any recital or statement of facts contained herein or for any action taken, suffered or omitted by it in reliance on any Warrant Certificate or other document of instrument believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties, except for any action taken, suffered or omitted by it due to its negligence, willful misconduct or bad faith (ii) be responsible for any failure on the part of the Corporation to comply with any of its covenants and obligations contained in this Agreement or in any Warrant Certificate, or (iii) be liable for any act or omission in connection with this Agreement except for its own negligence or willful misconduct.

     The Warrant Agent may at any time consult with counsel factory to it and shall incur no liability or responsibility for any action taken, suffered or omitted by it in good faith in accordance with the opinion or advice of such counsel.

     Any notice, statement, instruction, request, direction, order or demand of the Corporation shall be sufficiently evidenced by an instrument signed by the Chairman of the Board, President, any Vice President, its Secretary, or Assistant Secretary, (unless other evidence in respect thereof is herein specifically prescribed). The Warrant Agent shall not be liable for any action taken, suffered or omitted by it in accordance with such notice, statement, instruction, request, direction, order or demand believed by it to be genuine.

     The Corporation agrees to pay the Warrant Agent reasonable compensation for its services hereunder and to reimburse it for its reasonable expenses hereunder; it further agrees to indemnify the Warrant Agent and save it harmless against any and all losses, expenses and liabilities, including judgments, costs and counsel fees, for anything done or omitted by the Warrant Agent in the execution of its duties and powers hereunder except losses, expenses and liabilities arising as a result of the Warrant Agent's negligence, willful misconduct or bad faith. In no case will the Warrant Agent be liable for special, indirect, incidental or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the possibility of such loss or damage.

     The Warrant Agent may resign its duties and be discharged from all further duties and liabilities hereunder (except liabilities arising as a result of the Warrant Agent's own negligence or wilful misconduct or bad faith), after giving 30 days, prior written notice to the Corporation. At least 15 days prior to the date such resignation is to become effective, the Warrant Agent shall cause a copy of such notice of resignation to be mailed to the Registered Holder of each Warrant Certificate at the Corporation's expense. Upon such resignation, or any inability of the Warrant Agent to act as such hereunder, the Corporation shall appoint a new warrant agent in writing. If the Corporation shall fail to make such appointment within a period of 15 days after it has been notified in writing of such resignation by the resigning Warrant Agent, then the Registered Holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new warrant agent. Any new warrant agent, whether appointed by the Corporation or by such a court shall be a bank or trust company having a capital and surplus as shown by its last published report to its stockholders, of not less than $100,000,000, or a stock transfer company. After acceptance in writing of such appointment by the new warrant agent is received by the Corporation, such new warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed; but if for any reason it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Corporation and shall be legally and validly executed and delivered by the resigning Warrant Agent. Not later than the effective date of any such appointment the Corporation shall file notice thereof with the resigning Warrant Agent and shall forthwith cause a copy of such notice to be mailed to the Registered Holder of each Warrant Certificate.

     Any corporation into which the Warrant Agent or any new warrant agent may be converted or merged or any corporation resulting from any consolidation to which the Warrant Agent or any new warrant agent shall be a party or any corporation succeeding to the trust business of the Warrant Agent shall be a successor warrant agent under this Agreement without any further act, provided that such corporation is eligible for appointment as successor to the warrant Agent under the provisions of the preceding paragraph. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed to the Corporation and to the Registered Holder of each Warrant Certificate.

     The Warrant Agent, its subsidiaries and affiliates, and any of its or their officers or directors, may buy and hold or sell Warrants or other securities of the Corporation and otherwise deal with the Corporation in the same manner and to the same extent and with like effects as though it were not Warrant Agent. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Corporation or for any other legal entity.

     SECTION 15. Modification of Agreement.  The Warrant Agent and the
                 -------------------------
Corporation may by supplemental agreement make any changes or corrections in this Agreement (i) that they shall deem appropriate to cure any ambiguity or to correct any defective or inconsistent provision or manifest mistake or error herein contained; or (ii) that they may deem necessary or desirable and which shall not adversely affect the interests of the holders of Warrant Certificates provided, however, that this Agreement shall not otherwise be modified,
--------
supplemented or altered in any respect except with the consent in writing of the Registered Holders of Warrant Certificates representing not less than 50% of the Warrants then outstanding; and provided, further, that no change in the number
                               -----------------
or nature of the securities purchasable upon the exercise of any Warrant, or the Warrant Price therefor, or the acceleration of the Warrant Expiration Date, shall be made without the consent in writing of the Registered Holder of the Warrant Certificate representing such Warrant, other than such changes as are specifically prescribed or permitted by this Agreement as originally executed.

     SECTION 16. Notices.  All notices, requests, consents and other
                 -------
communications hereunder shall be in writing and shall be deemed to have been made when delivered or mailed first class registered or certified mail, postage prepaid as follows: if to the Registered Holder of a Warrant Certificate, at the address of such holder as shown on the registry books maintained by the Warrant Agent; if to the Corporation, at 430 Ferguson Drive, Mountain View, California 94043 Attention: Secretary, or at such other address as may have been furnished to the Warrant Agent in writing by the Corporation; if to the Warrant Agent, at 50 California Street, 10th Floor, San Francisco, California 94111.

     SECTION 17. Governing Law.  This Agreement shall be governed by and
                 -------------
construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws.

     SECTION 18. Binding Effect.  This Agreement shall be binding upon and inure
                 --------------
to the benefit of the Corporation and the Warrant Agent and their respective successors and assigns, and the holders from time to time of Warrant Certificates. Nothing in this Agreement is intended or shall be construed to confer upon any other person any right, remedy or claim, in equity or at law, or to impose upon any other person any duty, liability or obligation.

     SECTION 19. Termination.  This Agreement shall terminate at the close of
                 -----------
business on the Expiration Date of all the Warrants or such earlier date upon which all Warrants have been exercised, except that the Warrant Agent shall account to the Corporation for cash held by it and the provisions of Section 14 hereof shall survive such termination.

     SECTION 20. Counterparts.  This Agreement may be executed in several
                 ------------
counterparts, which taken together shall constitute a single document.

     IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be duly executed as of the date first above written.

                                    CATALYTICA, INC.


                                    By: ____________________________________
                                         Ricardo B. Levy, President


                                    CHASEMELLON SHAREHOLDER
                                    SERVICES, L.L.P.


                                    By: ____________________________________
                                         Authorized Officer

                                                                       EXHIBIT A
                                                                       ---------

[NUMBER FIELD]                                                   [WARRANT FIELD]

                                CATALYTICA, INC.

              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

                          VOID AFTER OCTOBER 31, 1997
               FORM OF COMMON STOCK PURCHASE WARRANT CERTIFICATE

     THIS CERTIFIES THAT, for value received,

                                  [NAME FIELD]

or registered assigns (the "Registered Holder"), is the owner of the number of Common Stock Purchase Warrants (the "Warrants") set forth above. Each Warrant entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this certificate and the Warrant Agreement (as hereinafter defined), one fully paid and nonassessable share of Common Stock, $0.001 par value per share (the "Common Stock"), of Catalytica, Inc., a Delaware Corporation (the "Corporation"), during the period commencing August __, 1997 and ending at 5:00 p.m. Pacific Time on October 31, 1997, upon the presentation and surrender of this Warrant Certificate with the Election to Purchase Form on the reverse hereof duly executed, at the corporate office of ChaseMellon Shareholder Services, L.L.P., as Warrant Agent, or its successor (the "Warrant Agent"), accompanied by payment of $4.00 per Warrant (the "Warrant Price") and any and all applicable taxes due in connection with the exercise of the Warrant in lawful money of the United States of America by wire transfer, certified or official bank check, bank draft or money order.

     This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and provisions set forth in the Warrant Agreement ("the Warrant Agreement"), dated as of August __, 1997, by and among the Corporation and the Warrant Agent. Reference is hereby made to said Warrant Agreement for a more complete statement of the rights and limitations of rights of the Registered Holders hereof, the rights and duties of the Warrant Agent and the rights and obligations of the Corporation thereunder. Copies of said Warrant Agreement are on file at the office of the Warrant Agent.

     In the event of certain contingencies provided for in the Warrant Agreement, the Warrant Price or the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modification or adjustment.

     Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional shares of Common Stock will be issued. In the case of the exercise of less than all the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Warrants.

     This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon due presentment together with any tax or other governmental charge imposed in connection therewith, for registration of transfer of this Warrant Certificate at such office, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.

     If this Warrant Certificate shall be surrendered for exercise within any period during which the transfer books for the Common Stock or other securities purchasable upon the exercise of this Warrant Certificate are closed for any purpose, the Transfer Agent shall not be required to make delivery of certificates for the securities purchasable upon such exercise until the date of the reopening of said transfer books.

     The Corporation shall not be obligated to deliver any securities pursuant to the exercise or sale of this Warrant Certificate unless a registration statement under the Securities Act of 1933, as amended, is effective with respect to such securities. The Corporation has filed a registration statement with the Securities and Exchange Commission and has agreed that it will use its best efforts to keep such registration statement effective while any one of the Warrants are outstanding. This Warrant Certificate shall not be exercised or sold by a Registered Holder in any state where such exercise would be unlawful.

     Prior to the exercise of any Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Corporation, except as provided in the Warrant Agreement.

     Prior to due presentment for registration of transfer of this Warrant Certificate, the Corporation and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Corporation or the Warrant Agent), for all purposes and shall not be affected by any notice to the contrary.

     This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of Delaware.

     This Warrant Certificate is not valid unless countersigned by the Warrant Agent.

     IN WITNESS WHEREOF, the Corporation has caused this Warrant Certificate to be duly executed, manually or in facsimile by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.

Dated:


COUNTERSIGNED                            ATTEST:


As Warrant Agent

BY:                                      BY:


Authorized Officer                       Authorized Officer

                           ELECTION TO PURCHASE FORM
     TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO EXERCISE WARRANTS

To:  Catalytica, Inc.
c/o: ChaseMellon Shareholder Services, L.L.P.
     50 California Street
     10th Floor
     San Francisco, California  94111

  The undersigned Registered Holder hereby irrevocably elects to exercise ______________________________________________________ Warrants represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Warrants, and requests that certificates for such securities shall be issued in the name of

PLEASE INSERT SOCIAL SECURITY
 OR OTHER IDENTIFYING NUMBER
_____________________________

________________________________________________________________________________
                          (PLEASE PRINT OR TYPEWRITE)

and be delivered to ____________________________________________________________
                                    (NAME)

at _____________________________________________________________________________
                 (STREET ADDRESS)       (CITY)      (STATE)      (ZIP CODE)

and, if said number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the undersigned at the address stated below.

Dated:____________, 19_______    Signature:_____________________________________
                                           NOTE: THE ABOVE SIGNATURE MUST
Name:________________________              CORRESPOND WITH THE NAME AS WRITTEN
  (PLEASE PRINT OR TYPRWRITE)              UPON THE FACE OF THIS WARRANT
                                           CERTIFICATE OR WITH THE NAME OF THE
Address:_____________________              ASSIGNEE APPEARING IN THE ASSIGNMENT
            (STREET)                       FORM BELOW IN EVERY PARTICULAR
_____________________________              WITHOUT ALTERATION OR ENLARGEMENT OR
  (CITY) (STATE) (ZIP CODE)                ANY CHANGE WHATEVER.

                                 *Signature Guaranteed:_________________________

                                                  PLEASE INSERT SOCIAL SECURITY
                                                   OR OTHER IDENTIFYING NUMBER
                                                  _____________________________

                                                  _____________________________


                                   ASSIGNMENT
      TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO ASSIGN WARRANTS

For value received _______________________hereby sell, assign and transfer unto


PLEASE INSERT SOCIAL SECURITY
 OR OTHER IDENTIFYING NUMBER
_____________________________

________________________________________________________________________________
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF
                                   ASSIGNEE.

and be delivered to ____________________________________________________________

________________________________________________________________________________

______________________________________________________________(_______) Warrants
represented by the within Warrant Certificate, together with all right, title and interest therein, and do hereby irrevocably constitute and appoint ______________________________________________________________________ attorney, to transfer said Warrant Certificate on the books of the within named Corporation, with full power of substitution in the premises.

                                                 Dated________________, 19______

                                    Signature:__________________________________
                                              NOTE: THE ABOVE SIGNATURE MUST
                                              CORRESPOND WITH THE NAME AS
                                              WRITTEN UPON THE FACE OF THIS
                                              WARRANT CERTIFICATE IN EVERY
                                              PARTICULAR WITHOUT ALTERATION OR
                                              ENLARGEMENT OR ANY CHANGE
                                              WHATEVER.

                                    *Signature Guaranteed:______________________

* In case of assignment, or if the Common Stock issued upon exercise is to be registered in the name of a person other than the holder, the holder's signature must be guaranteed by a commercial bank, trust company or an NASD member firm.